Exhibit 99.1


                  [Creative Host Services, Inc. LOGO]


CREATIVE HOST SERVICES, INC. ANNOUNCES RESULTS FROM ITS ANNUAL MEETING OF STOCKHOLDERS HELD ON NOVEMBER 24, 2003.

FOR IMMEDIATE RELEASE

CONTACT:
-------
Creative Host Services, Inc.               Hayden Communications, Inc.
(858) 675-7711                             (843) 272-4653


San Diego, CA - November 25, 2003 - Creative Host Services, Inc.
(NASDAQ:CHST) a leading provider of food and beverage concessions in airports throughout the United States, today announced the results from its Annual Meeting of Stockholders held on November 24, 2003.

The company reported that incumbent directors, Sayed Ali, John P. Donohue, Jr., Booker T. Graves and Charles B. Radloff were reelected to serve a one year term until the company's next annual meeting. Barbara A. Butler, a new director, was elected to fill the sole vacancy on the Board. Ms. Butler is the Division Director of Finance and Administration of the Denver, Colorado Fire Department. From 1995 to 2000 she was the Director of Concessions, Finance and Administration of the Denver International Airport and has obtained professional airport management status as an Accredited Airport Executive (AAE).

"We believe that Ms. Butler's background in finance, administration and airport management makes her a very valuable addition to the Board." Said Sayed Ali, the company's Chairman and CEO. "And we are very pleased that Ms. Butler will join the team at an exciting time for the company."

In addition to the election of directors, certain information regarding the company's projected performance for the remainder of 2003 and 2004 was presented at the Annual Meeting. For the year ending December 31, 2003, the company's total revenues are expected to be approximately $40 million and operating income (income before depreciation and amortization, interest and income tax) is projected to be approximately $5.2 million. The company also expects sustained growth in annual revenues in the range of 10% - 15% for 2004.


About Creative Host Services:
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Creative Host Services, Inc. (including its wholly-owned subsidiary, GladCo
Enterprises, Inc.) is engaged in the business of acquiring, managing, and operating airport concessions such as food and beverage, cocktail and lounge, and news and gift retail facilities at various locations across the United States. The company operates approximately 140 concession facilities at 29 airports and enjoys co-branding relationships with several national and regional companies such as Carl's Jr., Schlotsky's Deli, TCBY Yogurt, Samuel Adams Brew Pubs, Mrs. Fields Cookies, Pretzelmaker, Nathan's Famous Hot Dogs, Hot Licks Bar & Grill, Yuengling Brewery, and Creative Croissants. For additional corporate information please visit the company's corporate website
- www.creativehostservices.com.



Safe Harbor Provision:
---------------------

Statements contained in this press release that are not descriptions of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward looking statements include statements related to anticipated trends in revenues, plans for future expansion and acquisition of new concession contracts, future financial performance and projected revenues and income. Such statements often include words such as "anticipate," "estimate", "project", "intends," "believes," "plans, "approximately," "likely," and similar expressions. Because Forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. The risks and uncertainties that contribute to the uncertain nature of forward looking statements include, but are not limited to, those related to competition, development and construction activities, dependence on existing management, leverage and debt service, possible early termination on concession contracts, government regulation, domestic and international economic conditions and the impact of war and terrorism on airline travel. Additional information on factors that may affect the business and financial results of the company can be found in documents filed by the company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Creative Host Services, Inc. undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.